UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2017

Vanjia Corporation

(Exact Name of Registrant as Specified in Charter)

Texas	333-179302	45-3051284
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

12520 A1 Westheimer #138

Houston, Texas 77077

( Address of Principal Executive offices)

Registrant’s telephone number, including area code:(832)-783-0188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ x ]

1

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01 Other Events On July 31, 2017, U.S. Educational Consultants Company ("Consultant") and Vanjia Corporation ( " Vanjia") entered into a Memorandum Of Understanding to jointly developed a 4.685 Acres into a 344 +/- beds skilled Nursing Facilities in the City of Palestine, Texas. An Ordinance granting a Special Use Permit for Nursing Home on Property Zoned MF-1, Multiple Family Low Density District. ( Ordinance No.0-03-17.) was Passed, Approved and Adopted on January 23rd, 2017. See Exhibit 99. The entire project consists of approximately 69,600 +/-sq.ft of main and auxiliary buildings. The estimated construction cost is $20,880,000 plus $4,120,000 for nursing home's administrative expenses, equipments and furniture totaled $25,000,000. The Consultant is responsible to provide building permits, civil engineering Plans and other construction plans. Vanjia Corporation is responsible to secure necessary financing for the project. This project is contingent upon Vanjia Corporation's ability to secure $25,000,000 financing through the EB-5 Investor's Visa Program. Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers (a) On July 28, 2017, 2017, Tian Su Hua, CEO, CFO, and Director of Vanjia Corporation (the “Company”), notified the Company that she would resign as CEO and keep her positions as CFO and Director effective July 28, 2017. Ms. Tian Su Hua, resignation does not involve any disagreements with the Company and its operations. (b) One June 28,2017, the Board appointed, Tian Jia, CEO of Vanjia Corporation ( the " Company"). Tian Jia, US citizen. From 1990 to 1994, she studied fluid Mechanics and business administration at Harbin University; she was a research assistant at Harbin University. From 1995 to 2000, she worked as a project manager at Harbin Construction Company specializing in solar systems home construction. From 2000 to 2004, she worked as a research manager at Harbin Technical Institute and specialized in solar-energy research and developments. From 2004 to 2007, she worked as a real estate investment consultant and property manager at Sing Xia Yuan Group. From 2007-2010, she worked at Great Wall Builders Ltd., as a Chief Executive Officer and Chief Financial Officer involved in solar systems building activities including project supervision, acquisition of building materials, and negotiation of contracts with suppliers. She was responsible for managerial, corporate finance, accounting and business developments. Great Wall Builder Ltd was a residential builder of homes in certain redevelopment areas, including the city of Houston and surrounding counties. From 2010- 2017, she works at Yamamoto Company., as a Chief Executive Officer and Chief Financial officer coordinating financial reporting and new business developments. Item 9.01. Financial Statements and Exhibits. (c). Exhibits. Number Exhibit Exhibit 99- Ordinance No.0-03-17, City of Palestine, Texas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vanjia Corporation

Dated: 08/01/2017	By:	/s/ Tian Su Hua
Tian Su Hua
CFO, Director